SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2006

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1635 Rosecrans Street, Suite D, San Diego, CA 92106
 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 488-7775

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 30, 2006, the common shares of International Sports and Media Group, Inc. (the “Company”) were deemed effective for quotation on the Over-the-Counter-Bulletin Board by the National Association of Securities Dealers. The Company’s common shares, which were previously quoted on the OTC Pink Sheets, will now be quoted under the ticker symbol ISMG.OB.

The Company was delisted from the Over-the-Counter-Bulletin Board in December of 2005 after it failed to file the required reports with the Securities and Exchange Commission. The Company’s common shares continued to be available for trading under the ticker symbol of ISMG.PK on the OTC Pink Sheets.  On March 16, 2006, the Company’s filings became current in compliance with the Securities and Exchange Commission and the Company reapplied for a listing on the Over-the-Counter-Bulletin Board and the Company’s common shares have now been cleared and deemed effective for trading back on the Over-the-Counter-Bulletin Board on May 31, 2006.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

May 31, 2006 Date	/s/ Yan K. Skwara Yan K. Skwara, President